UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                                 Date of report
                                  May 17, 2003
                        --------------------------------
                        (date of earliest event reported)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                              Make Your Move, Inc.
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Nevada                                0-31987                    33-0925319
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(State or other jurisdiction  (Commission File Number)  (IRS Employer ID Number)
    of incorporation
    or organization)


321 Broadway Blvd., Reno, Nevada                                      89502
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(Address of principal executive offices)                           (zip code)

                                 (775) 250-8038
                               ------------------
                         (Registrant's telephone number)


ITEM 1. CAHNGES IN CONTROL OF REGISTRANT

     On May 17, 2004 the Registrant announced that there has been a change in control of the Registrant. Fraser Lakes Enterprises, Inc. and Calluna Capital, Corp. have acquired 11,000,0000 and 20,000,000 shares respectively for consideration of $290,000. The shares, totaling 31,000,000 shares collectively, represents approximately 64% ownership in the Registrant. The consideration give for the shares was $290,000 collectively. Control of the Registrants was gained from the Registrants' interim President Henry Rolling.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     On May 17, 2004 the Registrant announced the appoint of Marc Applbaum as a director of the Registrant and the resignations of Henry Rolling, John Metzker and Ed McCaffery as directors of the Registrant for personal reasons with said resignations being declared immediately effective as of the filing of this 8-K. In addition, the Company announced the resignation of Henry Rolling as the Registrants President for personal reasons and announced the hiring of Marc Applbaum as the Registrants new President declared immediately effective upon the filing of this 8-K.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto authorized.


Dated:  May 17, 2004                              Make Your Move, Inc.


                                               By /s/ Henry Rolling
                                               ---------------------------------
                                                      Henry Rolling, President